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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Humboldt Bancorp on Form S-8 of our report, dated January 12, 2001, with respect to the consolidated financial statements of Humboldt Bancorp included in and incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2002.

                                             /s/ Richardson & Company

Sacramento, California
January 7, 2004